EX-99
LETTER FROM AUDITOR




LETTER FROM AUDITOR PURSUANT TO RULE 12b-25(c) (on letterhead):



Dohan and Company                                     Telephone:  (305) 274-1366
Certified Public Accountants                          Facsimile:  (305) 274-1368
(A Professional Association)
7700 North Kendall Drive, #200
Miami, FL 33156-7584








October 29, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548

Ladies and Gentlemen:

     Our report of the examination of the audited financial statements of American Millennium Corporation, Inc. as of July 31, 2001, cannot be issued by the required filing date of Form 10-KSB, because we have not received the remaining financial information necessary to complete our procedures.


Very Truly Yours,


/s/  Steven H. Dohan, CPA
     --------------------
     Dohan and Company, CPA's



cc: American Millennium Corporation, Inc.



Member:

Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants
Private Companies and SEC Practice Sections
SC International
Offices in Principal Cities